Lord Abbett Tax-Free Income Trust Florida Series            EXHIBIT 16
Post Effective Amendment No. 15 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         PERIOD ENDING OCTOBER 31, 1997

P  =  (1 + T)N = ERV

1 Year                                                    Life of Fund*

$1,020                                                    $1,415

P  =  1,000                                                P  =  1,000

N  =  1                                                    N  =  6.1041

ERV  = 1,020                                             ERV  =  1,415

                         T = Average annual total return


1,000 (T + T)1  = 1,020                          1,000 (1 + T)6.1041  =  1,415

(1 + T)1  =   1,020                          (1 + T)6.1041            =  1,415
             ------                                                      -----
              1,000                                                      1,000

T  =   (1,020)1                       (T + T)           = (1,415).163824
      ---------                                           ------
         (1,000)                                          (1,000)

T  =   (1,020)1    -1                T                   (1,415).163824 -1
        (1,000)                                          (1,000)

T  =  2.00%                          T                  = 5.85%


*The Fund's Florida Series commenced operations on 9/25/91.

                                                                  Exhibit 16


Lord Abbett Tax-Free Income Trust Georgia Series
Post Effective Amendment No. 15 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                                          Period Ending October 31, 1997

1 Year                                    Life of Fund*

1,040                                     $1,255

P= 1,000                                  P = 1,000

N= 1                                      N = 2.847

ERV= 1,040                                ERV = 1,255

                         T = Average annual total return


1,000 (1 + T)1   = 1,040                            1,000 (1 + T)2.847  = 1,255

(1+T) =    (1,040)1                                 (1+T)1.847 = (1,255).3513
           (1,000)                                               (1000)

T =           (1,040)1 -1                           T =       (1,255).3513 -1
              (1,000)                                         (1,000)

T=         4.00%                                    T=         8.31%

                                                                      Exhibit 16


Lord Abbett Tax-Free Income Trust Michigan Series
Post Effective Amendment No. 15 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         Period Ending October 31, 1997

         P = (1 + T)N = ERV

         1 Year                                            Life of Fund*

         $1,030                                            $1,349

         P = 1,000                                         P = 1,000

         N = 1                                             N = 4.9178

         ERV = 1,030                                       ERV = 1,349

                         T = Average annual total return


1,000 (1 + T)1  =  1,030                       1,000 (1 + T)4.918  =  1,349

(1+T)             =   1,030                    (1+T)4.918      =      1,349
                      -----                                           -----
                      1,000                                           1,000

1 + T      =         1,030                    1 + T      =         (1,349).2033
                    ------                                          ------
                    1,000                                          (1,000)

T      =        (1,030) -1                  T      =        ( 1,349).2033  -1
                ------                                       -------
                (1,000)                                      (1,000)

T =               3.00%                     T     =         6.28%


* The Fund's Michigan Series commenced operations on 12/1/92

Lord Abbett Tax-Free Income Trust Pennsylvania Series           EXHIBIT 16
Post Effective Amendment No. 15 on form N-1A


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         Period Ending October 31, 1997

         P = (1 + T)N = ERV

         1 Year                                         Life of Fund*

         $1,032                                         $1,441

         P = 1,000                                      P = 1,000

         N = 1                                          N = 5.745

         ERV = 1,032                                    ERV = 1,441

                                          T = Average annual total return


1,000 (1 + T)1  =  1,032                    1,000 (1 + T)5.745   =  1,441

(1 + T)1  =  1,032                          (1 + T)5.745         =  1,441
             -----                                                  -----
             1,000                                                  1,000

1 + T  =   1,032                            (1 + T)         = (1,441).17406
          -------                                             -------
          1,000                                               (1,000)

T    =   (1,032) -1                         T              =  (1,441) .17406 -1
         -------                                              --------
         (1,000)                                              (1,000)

T    =  3.20%                               T                 =  6.57%



*  The Fund's Pennsylvania Series commenced operations on 2/3/92.

                                                                      EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Class A shares of the Florida Series, Post-Effective Amendment No. 15 on Form N-1A.



                                  YIELD FORMULA

                                 FOR THE 30 DAYS
                             ENDED OCTOBER 31, 1997

                        YIELD = 2[(a-b + 1)6 -1] = 4.24%
                                       cd

Where:            a  =     Fund dividends and interest earned during the period
                           in the amount of $607,983.

                  b = Fund expenses accrued for the period (net of reimbursements) in the amount of $101,356.

                  c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 28,296,958.

                  d = the maximum offering price per Fund share on the last day of the period was $5.11.


1 -  .36 (Tax rate used) - .64

4.24% divided by .64  =  6.63% Tax Equivalent Yield

                                                                    EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Class C shares of the Florida Series, Post-Effective Amendment No. 15 on Form N-1A.



                                  YIELD FORMULA

                                 FOR THE 30 DAYS
                             ENDED OCTOBER 31, 1997

                     YIELD = 2[(a-b + 1)6 -1]  = 3.73%
                                    cd

Where:            a  =     Fund dividends and interest earned during the period
                           in the amount of $33,436.

                  b = Fund expenses accrued for the period (net of reimbursements) in the amount of $10,084.

                  c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 1,555,876.

                  d = the maximum offering price per Fund share on the last day of the period was $4.87.


1 -  .36 (Tax rate used) - .64

3.73% divided by .64  =  5.83% Tax Equivalent Yield

                                                                      EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Georgia Series, Post-Effective Amendment No.15 on Form N-1A.



                                  YIELD FORMULA

                                 FOR THE 30 DAYS
                             ENDED OCTOBER 31, 1997

                        YIELD = 2[(a-b + 1)6 -1] = 4.63%
                                       cd

Where:            a  =     Fund dividends and interest earned during the period
                           in the amount of $58,425.

                  b = Fund expenses accrued for the period (net of reimbursements) in the amount of $3,193.

                  c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 2,596,751.

                  d = the maximum offering price per Fund share on the last day of the period was $5.57.


1 -  .3984 (Tax rate used) - .6016

4.63% divided by .6016  =  7.70% Tax Equivalent Yield

                                                                   EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Michigan Series, Post-Effective Amendment No. 15 on Form N-1A.



                                  YIELD FORMULA

                                         For the 30 Days
                                     Ended October 31, 1997

                        YIELD = 2[(a-b + 1)6 -1] = 4.48%
                                       cd

Where:            a  =     Fund dividends and interest earned during the period
                           in the amount of $233,202.

                  b = Fund expenses accrued for the period (net of reimbursements) in the amount of $30,146.

                  c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 10,346,323.

                  d = the maximum offering price per Fund share on the last day of the period was $5.31.


1 -  .3882 (Tax rate used) - .6118

4.48% divided by .6118  =  7.32% Tax Equivalent Yield

                                                                      EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Pennsylvania Series, Post-Effective Amendment No. 15 on Form N-1A.



                                  YIELD FORMULA

                                 FOR THE 30 DAYS
                             ENDED OCTOBER 31, 1997

                        YIELD = 2[(a-b + 1)6 -1] = 4.65%
                                       cd

Where:            a  =     Fund dividends and interest earned during the period
                           in the amount of $432,989.

                  b = Fund expenses accrued for the period (net of reimbursements) in the amount of $50,595.

                  c = the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were 18,445,057.

                  d = the maximum offering price per Fund share on the last day of the period was $5.40.


1 -  .3779 (Tax rate used) - .6221

4.65% divided by .6221  =  7.47% Tax Equivalent Yield